Exhibit 99.1

Windstream Corporation to acquire CT Communications for $585 million

Release date: May 29, 2007

•	Strengthens Windstream’s position as the leading communications and entertainment company serving rural America

•	Adds approximately 158,000 access lines and 29,000 broadband customers, nearly doubling Windstream’s presence in North Carolina

•	Provides opportunity to generate significant synergies and operating efficiencies with contiguous markets

•	Free cash flow accretive in first full year and reduces dividend payout ratio

LITTLE ROCK, Ark.—Windstream Corporation (NYSE: WIN) announced today that it has entered into a definitive agreement to acquire all of the outstanding shares of CT Communications, Inc. (NASDAQ: CTCI) for $31.50 per share in cash, which represents a 31 percent premium to CT Communications’ previous 30-day trading average. Including the assumption of cash and debt, the transaction is valued at approximately $585 million.

The acquisition is expected to close in the second half of 2007, subject to certain conditions, including necessary approvals from federal and state regulators and CT Communications shareholders. Windstream intends to finance the acquisition with debt and existing cash while maintaining its strong balance sheet.

STRATEGIC RATIONALE

With this acquisition, Windstream adds attractive markets in North Carolina, which are adjacent to existing operations. CT Communications has broadband availability to 95 percent of its ILEC lines, 75 percent of which can offer up to 10Mb speeds. Once this acquisition is fully integrated, Windstream expects to realize free cash flow improvements through expected annual cost synergies of approximately $30 million as well as reductions in capital expenditures.

“CT Communications’ management and employees have built an exceptional business and are highly respected in their local communities. CT Communications fits strategically with Windstream and advances our strategy of continuing to grow through acquisitions while expanding our free cash flow,” said Jeff Gardner, President and CEO of Windstream.

Financial Information

CT Communications generated $179.2 million of revenue, $57 million of operating income before depreciation and amortization (OIBDA) and $25.3 million of operating income in the twelve months ended March 31, 2007. Windstream estimates the transaction will be approximately 4.0 percent accretive to leveraged free cash flow, after synergies, in the first full year of operations.

On a pro forma basis, Windstream will have approximately 3.4 million access lines and 744,000 broadband customers.

ADDITIONAL INFORMATION

Stephens Inc. and Kutak Rock, LLP acted as financial and legal advisors to Windstream on the transaction. Raymond James & Associates, Inc. and Moore & Van Allen, PLLC acted as financial and legal advisors to CT Communications.

(i)	Non-GAAP Financial Measures

This press release references the non-GAAP financial measure OIBDA for the twelve months ended March 31, 2007. A reconciliation of OIBDA to the most directly comparable GAAP measure is presented below:

Operating income under GAAP:		$25.3 million

Depreciation and amortization:	+ $	31.7 million

OIBDA:		$57 million

About Windstream

Windstream Corporation (NYSE: WIN) provides voice, broadband and entertainment services to customers in 16 states. The company has approximately 3.2 million access lines and about $3.2 billion in annual revenues. For more information, visit www.windstream.com.

About CT Communications

CT Communications, Inc. (NASDAQ: CTCI), headquartered in Concord, N.C., is a growing provider of integrated telecommunications and related services to residential and business customers located primarily in North Carolina. CTC offers a comprehensive package of telecommunications services, including broadband high-speed Internet services, local and long-distance telephone services, and digital wireless voice and data services. More information can be found at www.ctc.net.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: adverse changes in economic conditions in the markets served by Windstream; the extent, timing and overall effects of competition in the communications business; failure to realize expected benefits as a result of the transactions described above, including the ability to integrate CT Communications’ business into existing operations and realize the synergies expected from this transaction; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; changes in communications technology; the risks associated with the separation of the publishing business; the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations; the availability and cost of financing in the corporate debt markets; the effects of work stoppages; the effects of litigation, including any litigation with respect to the above-referenced transactions; and the effects of federal and state legislation, rules and regulations governing the communications industry. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission (SEC) at www.sec.gov.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed merger of CT Communications and Windstream. In connection with the proposed merger, CT Communications plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF CT COMMUNICATIONS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to shareholders of CT Communications. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by CT Communications with the SEC, at the SEC’s web site at www.sec.gov. Free copies of the proxy statement, when it becomes available, and CT Communications’ other filings with the SEC may also be obtained from CT Communications by directing a request to CT Communications, Inc., 1000 Progress Place, NE, Post Office Box 227, Concord, North Carolina 28026-0227, Attention: David H. Armistead, Corporate Secretary.

CT Communications, Windstream and their respective officers and directors may be deemed to be soliciting proxies from CT Communications’ shareholders in favor of the proposed merger. Information regarding CT Communications’ directors and executive officers is available in CT Communications’ proxy statement for its 2007 annual meeting of shareholders, which was filed with the SEC on March 22, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.